UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 15, 2011
Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-34697 (Commission File Number)	05-0314991 (I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island (Address of Principal Executive Offices)	02903-2360 (Zip Code)
(401) 751-1600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1
EX-10.2
EX-99.1

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Resignation of Interim Chief Executive Officer
Effective as of December 30, 2011, J. David Smith resigned as Interim Chief Executive Officer of Nortek, Inc. (the “Company”) in connection with the appointment of Michael J. Clarke as the President and Chief Executive Officer of the Company. Under the terms of Mr. Smith’s Interim Chief Executive Officer Agreement, he will receive no termination compensation; however, Mr. Smith will be eligible to receive an annual incentive bonus for 2011, based upon the achievement of performance metrics and pro-rated to reflect Mr. Smith’s period of employment with the Company in 2011. Mr. Smith will remain as a Director of the Company following his resignation.
(c) Appointment of President and Chief Executive Officer
On December 20, 2011, the Company announced that the Board of Directors of the Company (the “Board”) appointed Michael J. Clarke, 57, as the Company’s President and Chief Executive Officer, commencing on December 30, 2011. Mr. Clarke will also serve as a Director of the Company. From January 2006 until his appointment as the Company’s Chief Executive Officer, Mr. Clarke served as President, FlexInfrastructure and Group President of Integrated Network Solutions of Flextronics International, Ltd, a publicly traded provider of design and electronics manufacturing services to original equipment manufacturers. Prior to Mr. Clarke’s position at Flextronics International, he served as a President and General Manager of Sanmina-SCI Corporation, an electronic manufacturing services provider, from October 1999 to December 2005. Previously, Mr. Clarke held senior positions with international companies including Devtek Corporation Ltd., an aerospace, defense, telecommunications and aftermarket automotive company, Hawker Siddeley Group Ltd., an aerospace, defense and industrial company, and Cementation (Pty) Ltd. (Africa), a mining and industrial equipment company. Mr. Clarke has over 25 years of senior executive, business development and hands-on operational experience managing global companies in major industries including electronics, telecommunications, aerospace, defense, automotive and industrial.
In connection with his appointment, the Company and Mr. Clarke entered into an Employment Agreement (the “Employment Agreement”) effective December 30, 2011 (the “Effective Date”), which provides for an initial term of three years, subject to automatic one year renewals thereafter unless terminated by either party in accordance with the terms of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Clarke is entitled to receive an annual base salary of $925,000 and is eligible for an annual bonus based on the achievement of performance objectives established by the Board or the Compensation Committee of the Board. The target amount of the annual bonus is 100% of Mr. Clarke’s base salary. For 2012, Mr. Clarke will participate in the Nortek, Inc. 2012 Short-Term Cash Incentive Plan for Nortek Executives (under the Nortek, Inc. 2009 Omnibus Incentive Plan), as described below, but his annual bonus payout will be guaranteed at 50% of his base salary. In addition to the annual bonus, Mr. Clarke will be entitled to receive a one-time signing bonus upon commencement of his employment in an amount equal to $500,000. Mr. Clarke will also be entitled to receive a retention bonus in an amount equal to $500,000 on the first anniversary of the Effective Date, generally subject to his remaining employed on this date (the “Retention Bonus”). The Employment Agreement further provides that Mr. Clarke will be entitled to reimbursement of reasonable costs, up to a maximum amount of $150,000, incurred in connection with his relocation to the Providence, Rhode Island area, together with a tax gross-up for any taxes related to such relocation costs.
The Employment Agreement provides that on or as soon as practicable following the Effective Date Mr. Clarke will be granted an option to purchase 200,000 shares of the Company’s common stock under the Company’s 2009 Omnibus Incentive Plan (the “2009 Plan”). The shares subject to the option will vest in 20% installments on each of the first five anniversaries of the date of grant, subject to his remaining employed on each such vesting date. Mr. Clarke will also be granted an award of 50,000 restricted shares of the Company’s common stock under the 2009 Plan that will vest in 20% installments on each of the first five anniversaries of the date of grant, subject to his remaining employed on each such vesting date. In addition, he will be granted an award of 100,000 restricted shares of the Company’s common stock under the 2009 Plan, which will vest in five annual installments subject to the attainment of performance goals to be established by the Board or the Compensation Committee and further subject his remaining employed at the time of each such vesting date. The stock option and time-based restricted share awards will vest in full upon a change in control and the performance-based restricted share award will vest as to 50% of the then unvested shares underlying the award upon such an event.
If Mr. Clarke’s employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined in the Employment Agreement), Mr. Clarke will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, base salary and medical benefit continuation (subject to certain conditions) for twenty-four (24) and eighteen (18) months, respectively, and, if such termination occurs prior to the first anniversary of the Effective Date, the Retention Bonus. If Mr. Clarke’s employment is terminated due to his death or disability, he will be entitled to a pro-rata bonus for the year in which such termination occurs, determined based on actual performance, and, if such termination occurs prior to the first anniversary of the Effective Date, subject to the execution of a release of claims, the Retention Bonus. Mr. Clarke will be subject to non-competition and non-solicitation restrictions for a period of twenty-four (24) months following the termination of his employment.

The foregoing summary of the Employment Agreement is subject to, and qualified in its entirety by, the text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
(d) Election of Director
On December 16, 2011, the Board of Directors of the Company elected Michael J. Clarke as a Director of the Company effective December 30, 2011. Mr. Clarke will serve on no committees of the Board of Directors. The information disclosed under Item 5.02(c) above is incorporated by reference herein.
(e) Compensatory Plan, Contract or Arrangement
The information disclosed under Item 5.02(c) above is incorporated by reference herein.
2012 Short-Term Cash Incentive Plan for Nortek Executives
On December 15, 2011, the Board of Directors of the Company approved, based upon the recommendation of the Board’s Compensation Committee, the Nortek, Inc. 2012 Short-Term Cash Incentive Plan for Nortek Executives (under the Nortek, Inc. 2009 Omnibus Incentive Plan) (the “2012 Plan”). The Board has selected the following named executive officers of the Company for participation in the 2012 Plan: Michael J. Clarke, the Company’s President and Chief Executive Officer, Almon C. Hall, the Company’s Senior Vice President and Chief Financial Officer, Kevin W. Donnelly, the Company’s Senior Vice President, General Counsel and Secretary, and Edward J. Cooney, the Company’s Senior Vice President and Treasurer. The target bonus amount under the Plan for Mr. Clarke is 100% of annual base salary as in effect on December 31, 2012, and for each of Messrs. Hall, Donnelly and Cooney the target bonus is 75% of the executive’s respective annual base salary as in effect for December 31, 2012. The actual amount of an executive’s bonus will be determined based on the achievement of Company and individual performance goals. The Company performance goal is based on the Company’s “Consolidated Cash Flow” as defined in the Company’s 8.5% Senior Notes due 2021 (“Adjusted EBITDA”) and 70% of the bonus will be based on the Company’s achievement of the Adjusted EBITDA goals established by the Board. A participant in the 2012 Plan is eligible to earn up to 200% of the portion of the bonus that is based on the Company’s achievement of the Adjusted EBITDA goal if 120% of such goal is attained. The Compensation Committee will establish individual performance goals for each Plan participant, and 30% of the bonus will be based on the executive’s achievement of his personal goals. No bonus will be paid under the Plan if Adjusted EBITDA for fiscal year 2012 is below a certain minimum amount established by the Board.
The above summary is subject to, and qualified in its entirety by, the terms of the Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.
On December 20, 2011, the Company issued a press release announcing:
•	the departure of J. David Smith as Interim Chief Executive Officer of the Company and

•	the appointment of Michel J. Clarke as President and Chief Executive Officer of the Company.
The full text of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
10.1	Employment Agreement made and entered into December 16, 2011 by and between Nortek, Inc. and Michael J. Clarke.

10.2	Nortek, Inc. 2012 Short-Term Cash Incentive Plan for Nortek Executives (under the Nortek, Inc. 2009 Omnibus Incentive Plan).

99.1	Press Release of Nortek, Inc. dated December 20, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.
By:	/s/ Edward J. Cooney
	Name:	Edward J. Cooney
	Title:	Senior Vice President and Treasurer

Date: December 20, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Employment Agreement made and entered into December 16, 2011 by and between Nortek, Inc. and Michael J. Clarke.

10.2	Nortek, Inc. 2012 Short-Term Cash Incentive Plan for Nortek Executives (under the Nortek, Inc. 2009 Omnibus Incentive Plan).

99.1	Press Release of Nortek, Inc. dated December 20, 2011.